Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports Third Quarter 2014 Financial Results

Authorizes $200 Million Share Repurchase Program;

Updates Guidance

Scottsdale, Ariz. — October 24, 2014 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the third quarter 2014, as summarized below. For the quarter ended September 30, 2014, the company reported net revenue of $923.2 million, segment profit of $62.2 million and net income of $27.1 million, or $1.00 per diluted common share.

Third Quarter Financial Results(1)

	Three Months Ended September 30, 2014			Nine Months Ended September 30, 2014
			Increase/			Increase/
(Millions, except per share results)	2014	2013	(Decrease)	2014	2013	(Decrease)
Revenue	$923.2	$873.6	5.7%	$2,777.7	$2,538.1	9.4%
Segment Profit(2)	62.2	59.2	5.1%	183.7	203.5	(9.7)%
Net Income	27.1	47.2	(42.6)%	57.8	106.8	(45.9)%
Adjusted Net Income(3)	35.2	47.2	(25.4)%	73.4	106.8	(31.3)%
Earnings per Share	1.00	1.70	(41.2)%	2.09	3.87	(46.0)%
Adjusted Earnings per Share(3)	1.30	1.70	(23.5)%	2.66	3.87	(31.3)%

•                  Revenue increased due to the inclusion of Partners Rx and CDMI in the current year quarter, new business, same store growth and rate increases, partially offset by the loss of revenues associated with terminated contracts.

•                  Third quarter segment profit increased mainly due to stronger results in the Commercial and Pharmacy Management segments, partially offset by terminated contracts, as well as administrative start-up costs and estimated operating losses for Magellan Complete Care.

•                  Net income, earnings per share, adjusted net income and adjusted earnings per share decreased mainly due to a higher effective tax rate resulting from the non-deductibility of Health Insurer Fees, lower reversals of tax contingencies, and increased valuation allowances in the current year for certain deferred tax assets, offset by an increase in segment profit. Reversals of tax contingencies affecting the tax provision were $15.6 million in the current year quarter, and $22.7 million in the prior year quarter.

(1)  Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

(2)  Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, as well as stock compensation expense.

(3)  Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as amortization of identified acquisition intangibles.

As of September 30, 2014, the company had unrestricted cash and investments of $390.8 million, which includes proceeds from the drawdown of the $250 million term loan under the company’s new credit facility.

“This has been a transitional year for Magellan,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “We stabilized our business, made important acquisitions, and continued to advance our growth strategies. As we approach the end of the year, we remain firmly focused on the work necessary to achieve our aggressive long-term growth targets as the leader in special population management.

“Our three core businesses — including Magellan Complete Care — provide a broad range of next generation solutions to address today’s healthcare challenges and tomorrow’s healthcare opportunities. I am extremely pleased that we are anticipating solid growth next year, and are well positioned for continued growth in the future.”

Share Repurchase Program

Year-to-date through Tuesday, October 21, 2014, the company repurchased approximately 2.8 million shares for a total cost of $161.8 million, at average price of $57.54, and has completed approximately $277.7 million of the current $300 million authorization. The Board of Directors has authorized a new share repurchase program of up to $200 million over a two year period until October 22, 2016. The shares may be purchased from time-to-time on the open market, under 10b5-1 plans, or in privately negotiated transactions. There are a number of factors that impact the timing and pace of purchases, such as stock price, capital needs, acquisitions and determination of open and closed trading windows.

Results and Outlook

“The third quarter of 2014 was a strong one for Magellan, particularly in our Commercial, Specialty Solutions and Pharmacy Management segments,” said Jonathan N. Rubin, chief financial officer. “We resolved the cost of care issues that we experienced on one of our risk behavioral health contracts. The care costs recorded in the quarter for Magellan Complete Care of Florida resulted in an estimated Medical Loss Ratio of approximately 100 percent, which is within the range of our expectations for the start-up phase of the program. It’s important to note, however, that these estimates are based on limited data, as we only have leading indicators of drug costs and inpatient pre-authorizations. We expect to have a more complete view of full claims data in early 2015.

“Given the results to date, we are now expecting our full year 2014 guidance for net revenue in the range of $3.6 to $3.8 billion, net income of $63 to $77 million, segment profit in the range of $243 million to $258 million, and cash flow from operations of $207 million to $226 million. Taking into account the impact of share repurchase activity through October 21, 2014, but not considering any potential future share repurchases, our guidance range for fully diluted EPS is estimated to be $2.30 to $2.81, based on a fully diluted share count of 27.4 million. We are also revising our 2014 guidance range for full-year adjusted net income of $88.0 million to $102.0 million. We have updated our guidance for adjusted earnings per share to a range of $3.21 to $3.72, based on the updated fully diluted share count.

“Looking ahead, we expect to have solid segment profit growth in 2015. We will provide detailed 2015 guidance during our December call.”

Earnings Conference Call

Management will host a conference call at 10 a.m. Eastern time on Friday, October 24, 2014. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Third Quarter 2014 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2014 net revenue, net income, adjusted net income, segment profit, cash flow from operations, earnings per share, adjusted earnings per share, capital deployment, 2015 segment profit growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2014. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

###

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014 (1)	2013	2014 (1)

Net revenue:
Managed care and other	$770,113	$703,020	$2,239,422	$2,214,885
PBM and dispensing	103,485	220,150	298,685	562,774
Total net revenue	873,598	923,170	2,538,107	2,777,659

Costs and expenses:
Cost of care	564,537	495,180	1,627,194	1,582,505
Cost of goods sold	97,503	202,180	281,190	520,044
Direct service costs and other operating expenses (2)	156,834	176,928	440,958	520,684
Depreciation and amortization	17,654	23,956	50,770	66,665
Interest expense	789	2,879	2,191	5,719
Interest income	(291)	(241)	(1,002)	(827)
Total costs and expenses	837,026	900,882	2,401,301	2,694,790
Income before income taxes	36,572	22,288	136,806	82,869
(Benefit) provision for income taxes	(10,660)	(3,490)	30,036	28,384
Net income	47,232	25,778	106,770	54,485
Less: net income (loss) attributable to non-controlling interest	—	(1,355)	—	(3,354)
Net income attributable to Magellan Health, Inc.	$47,232	$27,133	$106,770	$57,839

Weighted average number of common shares outstanding — Basic	26,990	26,703	26,976	27,070
Weighted average number of common shares outstanding — Diluted	27,704	27,242	27,563	27,684

Net income per common share attributable to Magellan Health, Inc. - Basic	$1.75	$1.02	$3.96	$2.14
Net income per common share attributable to Magellan Health, Inc. - Diluted	$1.70	$1.00	$3.87	$2.09

Net income	$47,232	$25,778	$106,770	$54,485
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities (3)	110	(111)	(37)	2
Comprehensive income	47,342	25,667	106,733	54,487
Less: comprehensive income (loss) attributable to non-controlling interest	—	(1,355)	—	(3,354)
Comprehensive income attributable to Magellan Health, Inc.	$47,342	$27,022	$106,733	$57,841

(1) For a more detailed discussion of Magellan Health’s results for the quarterly period ended September 30, 2014, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on, or shortly after, Friday, October 24, 2014, and the live broadcast or taped replay of the Company’s earnings conference call on Friday, October 24, 2014, which will be available at www.MagellanHealth.com.

(2) Includes stock compensation expense of $4,524 and $11,961 for the three months ended September 30, 2013 and 2014, respectively, and $14,764 and $25,983 for the nine months ended September 30, 2013 and  2014, respectively.

(3) Net of income tax provision (benefit) of $74 and $(74) for the three months ended September 30, 2013 and 2014, respectively, and $(25) and $1 for the nine months ended September 30, 2013 and 2014, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014 (1)	2013	2014 (1)

Adjusted Net Income	$47,232	$35,192	$106,770	$73,448
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	—	(4,317)	—	(9,376)
Stock compensation relating to acquisitions	—	(8,885)	—	(16,196)
Tax impact	—	5,143	—	9,963
Net income attributable to Magellan Health, Inc.	$47,232	$27,133	$106,770	$57,839

Adjusted EPS	$1.70	$1.30	$3.87	$2.66
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	—	(0.16)	—	(0.34)
Stock compensation relating to acquisitions	—	(0.33)	—	(0.59)
Tax impact	—	0.19	—	0.36
Net income per common share attributable to Magellan Health, Inc. - Diluted	$1.70	$1.00	$3.87	$2.09

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 will be filed with the SEC on, or shortly after, Friday, October 24, 2014.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2013	2014 (1)

Cash flows from operating activities:
Net income	$106,770	$54,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,770	66,665
Non-cash interest expense	552	3,888
Non-cash stock compensation expense	14,764	25,983
Non-cash income tax (benefit) expense	(164)	813
Non-cash amortization on investments	7,273	3,620
Realized loss on sale of investments	—	40
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	17,987	71,530
Accounts receivable, net	(19,231)	(19,492)
Pharmaceutical inventory	(1,680)	8,710
Other assets	(9,781)	(22,378)
Accounts payable and accrued liabilities	6,685	(28,461)
Medical claims payable and other medical liabilities	16,144	39,940
Tax contingencies	(22,981)	(15,179)
Deferred credits and other long-term liabilities	2,221	3,940
Other	1,953	138
Net cash provided by operating activities	171,282	194,242

Cash flows from investing activities:
Capital expenditures	(42,091)	(50,597)
Acquisitions and investments in businesses, net of cash acquired	—	(132,210)
Purchase of investments	(235,946)	(216,958)
Maturity of investments	233,723	220,191
Other	(7,900)	—
Net cash used in investing activities	(52,214)	(179,574)

Cash flows from financing activities:
Proceeds from issuance of debt	—	250,000
Payments to acquire treasury stock	(49,462)	(139,316)
Proceeds from exercise of stock options and warrants	24,548	41,685
Payments on capital lease obligations	(2,310)	(2,606)
Other	484	655
Net cash (used in) provided by financing activities	(26,740)	150,418

Net increase in cash and cash equivalents	92,328	165,086
Cash and cash equivalents at beginning of period	189,464	203,187
Cash and cash equivalents at end of period	$281,792	$368,273

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 will be filed with the SEC on, or shortly after, Friday, October 24, 2014.

(2) Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the nine months ended September 30, 2013 and 2014, restricted cash of $33,610 and $28,806, respectively, was shifted to restricted investments that resulted in an operating cash flow source.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014 (1)	2013	2014 (1)

Managed care and other revenue
- Commercial	$190,655	$144,257	$578,030	$531,173
- Public Sector	445,260	388,682	1,266,739	1,206,579
- Specialty Solutions	94,125	120,808	277,118	345,568
- Pharmacy Management (2)	57,164	49,273	166,092	149,620
- Elimination (2)	(17,091)	—	(48,557)	(18,055)
Total managed care and other revenue	770,113	703,020	2,239,422	2,214,885

PBM and dispensing revenue
- Pharmacy Management (2)	103,485	241,226	298,685	590,115
- Elimination (2)	—	(21,076)	—	(27,341)
Total PBM and dispensing revenue	103,485	220,150	298,685	562,774

Cost of care
- Commercial	118,022	71,264	354,520	299,318
- Public Sector (2)	382,913	337,128	1,095,694	1,034,754
- Specialty Solutions	65,403	86,787	182,212	250,192
- Pharmacy Management	15,290	1	43,325	16,296
- Elimination (2)	(17,091)	—	(48,557)	(18,055)
Total cost of care	564,537	495,180	1,627,194	1,582,505

Cost of goods sold
- Pharmacy Management (2)	97,503	223,251	281,190	547,362
- Elimination (2)	—	(21,071)	—	(27,318)
Total cost of goods sold	97,503	202,180	281,190	520,044

Direct service costs and other operating expenses
- Commercial	47,032	37,513	129,823	120,319
- Public Sector	27,826	45,789	82,403	134,138
- Specialty Solutions	13,990	17,843	41,224	50,881
- Pharmacy Management	32,281	45,535	93,216	122,691
- Corporate	35,705	30,248	94,292	92,655
Total direct service costs and other operating expenses	156,834	176,928	440,958	520,684

Stock compensation expense (3)
- Commercial	(124)	(164)	(390)	(476)
- Public Sector	(259)	(225)	(833)	(729)
- Specialty Solutions	(384)	(269)	(1,275)	(1,037)
- Pharmacy Management	(198)	(8,122)	(898)	(13,981)
- Corporate	(3,559)	(3,181)	(11,368)	(9,760)
Total stock compensation expense	(4,524)	(11,961)	(14,764)	(25,983)

Less: non-controlling interest segment profit (loss) - Public Sector (4)	—	(1,323)	—	(3,301)

Segment profit (loss)
- Commercial	25,725	35,644	94,077	112,012
- Public Sector	34,780	7,313	89,475	41,717
- Specialty Solutions	15,116	16,447	54,957	45,532
- Pharmacy Management	15,773	29,834	47,944	67,367
- Corporate and Elimination	(32,146)	(27,072)	(82,924)	(82,918)
Total segment profit	$59,248	$62,166	$203,529	$183,710

Reconciliation of segment profit to income before income taxes:
Segment profit	$59,248	$62,166	$203,529	$183,710
Stock compensation expense	(4,524)	(11,961)	(14,764)	(25,983)
Non-controlling interest segment profit (loss)	—	(1,323)	—	(3,301)
Depreciation and amortization	(17,654)	(23,956)	(50,770)	(66,665)
Interest expense	(789)	(2,879)	(2,191)	(5,719)
Interest income	291	241	1,002	827
Income before income taxes	$36,572	$22,288	$136,806	$82,869

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 will be filed with the SEC on, or shortly after, Friday, October 24, 2014.

(2) Public Sector subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Public Sector’s customers.  In addition, Pharmacy Management provides pharmacy benefits management for Magellan’s employees covered under its medical plan.  As such, revenue, cost of care, cost of goods sold and direct service costs and other operating expenses related to these arrangements are eliminated.

(3) Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.

(4) The non-controlling portion of AlphaCare’s segment profit (loss) is excluded from the computation of segment profit.